                                                                   EXHIBIT 10.11



                    CREDENTIALS SERVICES INTERNATIONAL, INC.

                             1997 STOCK OPTION PLAN

                    CREDENTIALS SERVICES INTERNATIONAL, INCL
                             1997 STOCK OPTION PLAN



ARTICLE I
     ESTABLISHMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.1      Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.1      Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.2      Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.3      Agreement or Award Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.4      Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.5      Board of Directors or Board   . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.6      Cause   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.7      Change in Control and Change in Control Price . . . . . . . . . . . . . . . .   2
                 2.8      Code or Internal Revenue Code   . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.9      Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.10     Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.11     Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.12     Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.13     Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.14     Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.15     Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.16     Fair Market Value   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.17     Grant Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.18     Incentive Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.19     Non-Employee Director   . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.20     Nonqualified Stock Option . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.21     Option Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.22     Option Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.23     Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.24     Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.25     Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.26     Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.27     Rule 16b-3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.28     Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.29     Stock Appreciation Right  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.30     Stock Option or Option  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.31     Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III
     ADMINISTRATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 3.1      Administrator and Authority . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV
     STOCK SUBJECT TO PLAN   . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 4.1      Number of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 4.2      Release of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 4.3      Restrictions on Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 4.4      Stockholder Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 4.5      Best Efforts To Register  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 4.6      Anti-Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE V
     ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 5.1      Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VI
     STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 6.1      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 6.2      Grant and Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 6.3      Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (a)     Option Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (b)     Option Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (c)     Exercisability  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (d)     Method of Exercise  . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (e)     Company Loan or Guarantee . . . . . . . . . . . . . . . . . . . . . .  11
                          (f)     Non-transferability of Options  . . . . . . . . . . . . . . . . . . .  11
                 6.4      Termination by Reason of Death  . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.5      Termination by Reason of Disability . . . . . . . . . . . . . . . . . . . . .  12
                 6.6      Other Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII
     STOCK APPRECIATION RIGHTS . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 7.1      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 7.2      Grant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 7.3      Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (a)     Period and Exercise . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (b)     Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (c)     Special Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (d)     Non-transferability of Stock Appreciation Rights  . . . . . . . . . .  13
                          (e)     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (f)     Effect on Shares Under the Plan . . . . . . . . . . . . . . . . . . .  13
                          (g)     Incentive Stock Option  . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VIII
     CHANGE IN CONTROL PROVISIONS  . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . .  14
                 8.1      Impact of Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 8.2      Definition of Change in Control . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IX

          MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 9.1      Amendments and Termination  . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 9.2      Unfunded Status of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 9.3      General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (a)     Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (b)     No Additional Obligation  . . . . . . . . . . . . . . . . . . . . . .  16
                          (c)     Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (d)     Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (e)     Controlling Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (f)     Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (g)     Limited Transfer During Offering  . . . . . . . . . . . . . . . . . .  17
                          (h)     Administrator Discretion  . . . . . . . . . . . . . . . . . . . . . .  17
                          (i)     No Company Obligation . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (j)     Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 9.4      Mitigation of Excise Tax  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 9.5      Limited Deduction for Compensation for Covered Employees  . . . . . . . . . .  18
                 9.6      Rights with Respect to Continuation of Employment . . . . . . . . . . . . . .  18
                 9.7      Awards in Substitution for Awards Granted by Other Corporations . . . . . . .  19
                 9.8      Procedure for Adoption  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 9.9      Procedure for Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 9.10     Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 9.11     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 9.12     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 9.13     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 9.14     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                    CREDENTIALS SERVICES INTERNATIONAL, INC.

                             1997 STOCK OPTION PLAN




                                   ARTICLE I

                                 ESTABLISHMENT

                 1.1       Plan

                 The purpose of the 1997 Stock Option Plan (the "Plan") of Credentials Services International, Inc. (the "Company") is to promote the interests of the Company and its stockholders. The Plan permits the grant of options to the officers, directors, and employees of the Company and its Affiliates in order to allow them to participate in the Company's future long-term growth and financial success and to enable the Company or an Affiliate to attract and retain such persons by offering them proprietary interests in the Company. The Plan is adopted effective as of the later of (i) the Effective Date and (ii) the date on which the Plan has been approved by the stockholders of the Company.

                                   ARTICLE II

                                  DEFINITIONS

                 For purposes of the Plan, the following terms are defined as set forth below:

                 2.1 "Administrator" shall mean the Board of Directors or the Committee (as hereinafter defined), as the case may be, as more fully described in Section 3.1 hereof.

                 2.2 "Affiliate" means any corporation, partnership, association, joint-stock company, trust, unincorporated association, subsidiary or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

                 2.3 "Agreement" or "Award Agreement" means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which an Award is granted to a Participant.

                 2.4       "Award" means a Stock Option or Stock Appreciation
Right.

                 2.5 "Board of Directors" or "Board" means the Board of Directors of the Company.

                 2.6 "Cause" shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for Cause as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then Cause shall mean (a) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred or (b) the willful and deliberate failure on the part of the Participant to perform the Participant's duties to the Company or an Affiliate in any material respect.

                 2.7 "Change in Control" and "Change in Control Price" have the meanings set forth in Section 8.2 and 8.3, respectively.

                 2.8 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code.

                 2.9 "Commission" means the Securities and Exchange Commission or any successor agency.

                 2.10 "Committee" means the person or persons appointed by the Board of Directors to administer the Plan as further described in Section
3.1 of the Plan.

                 2.11 "Common Stock" means the shares of the regular voting Common Stock, $.01 par value, of the Company whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

                 2.12 "Company" means Credentials Services International, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

                 2.13 "Disability" means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

                 2.14 "Effective Date" means the date the Plan is adopted by the Board of Directors.

                 2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 2.16 "Fair Market Value" means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

                           (a)       if the Common Stock is listed on a
national securities exchange or quoted on the NASDAQ National Market ("NASDAQ/NM"), the closing price of the Common Stock on the relevant date, as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the NASDAQ/NM, as the case may be;


                           (b)       if the Common Stock is not listed on a
national securities exchange or quoted on the NASDAQ/NM, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date, or the most recent preceding date for which such quotations are reported; and


                           (c)       if, on the relevant date, the Common Stock
is not publicly traded or reported as described in (i) or (ii), the value determined in good faith by the Committee.


                 2.17 "Grant Date" means the date that as of which an Award is granted pursuant to the Plan.

                 2.18 "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                 2.19 "Non-Employee Director" shall mean a Director within the meaning set forth in Rule 16b- 3(b)(3)(i), or any successor definition adopted by the Commission.

                 2.20 "Nonqualified Stock Option" means an Option to purchase Common Stock in the Company granted under the Plan other than an incentive stock option within the meaning of Section 422 of the Code.

                 2.21 "Option Period" means the period during which the Option shall be exercisable in accordance with the Agreement and Article VI.

                 2.22 "Option Price" means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3.

                 2.23 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant in accordance with this Plan, then the term "Participant" shall mean such appointed Representative, or successor Representative appointed, as the case may be. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the Participant.

                 2.24 "Plan" means the Credentials Services International, Inc. Stock Option Plan, as herein set forth and as may be amended from time to time.

                 2.25 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; or (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

                 2.26 "Retirement" means the Participant's Termination of Employment from active employment with the Company or an Affiliate pursuant to the early retirement provisions of the applicable pension plan of the Company or an Affiliate, or on or after attaining age of 65.

                 2.27 "Rule 16b-3" means Rule 16b-3, as promulgated under the Exchange Act, as amended from time to time, or any successor thereto.

                 2.28 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 2.29 "Stock Appreciation Right" means a right granted under Article VII.

                 2.30 "Stock Option" or "Option" means an option granted under Article VI.

                 2.31 "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, director or employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. A Termination of Employment shall occur to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

                 In addition, certain other terms used herein have definitions given to them in the first place at which they are used.

                                  ARTICLE III

                                 ADMINISTRATION

                 3.1 Administrator and Authority. The Plan shall be administered and interpreted by either the Board or, if the Board so elects, by a Committee established by the Board. The Committee shall be the Compensation Committee of the Board or such other Committee established by the Board whose sole purpose is the administration of this Plan. (As used herein, the term "Administrator" shall mean the Board or such a Committee established by the Board to administer the Plan, as the case may be).

                          (a)     In the event that the Administrator of the
Plan is a Committee, the following rules shall obtain:

                          (i) A majority of the Committee shall constitute a quorum at any meeting thereof (including any meetings held by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan, except the Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee;

                          (ii)    On and after the Effective Date, the
                 Committee shall be comprised of two (2) or more Non-Employee Directors;

                          (iii) A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan;

                          (iv) The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member;

                          (v) Any member of the Committee may resign upon notice to the Board; and

                          (vi) The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.


                          (b)     Among other matters, the Administrator shall
have the authority, subject to the terms of the Plan:

                          (i)     to select those persons to whom Awards may be
granted from time to time;

                          (ii)    to determine whether and to what extent
Incentive Stock Options and Nonqualified Stock Options or any combination thereof are to be granted hereunder;

                          (iii)   to determine the number of shares of Common
Stock to be covered by each Award granted hereunder;

                          (v)     to determine the terms and conditions of any
Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto);

                          (vi)    to adjust the terms and conditions, at any
time or from time to time, of any Award, subject to the limitations of Section 9.1;

                          (vii)   to determine to what extent and under what
circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

                          (viii)  to determine under what circumstances an
Award may be paid for in cash or Common Stock;

                          (ix)    to provide for the forms of Agreement to be
utilized in connection with this Plan;

                          (x)     to determine whether a Participant has a
Disability;

                          (xi)    to determine what securities law requirements
are applicable to the Plan, Awards, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

                          (xii)   to cancel, with the consent of the
Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

                          (xiii)  to require as a condition of the exercise of
an Award or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary to order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

                          (xiv)   to determine whether and with what effect an
individual has incurred a Termination of Employment;

                          (xv)    to determine whether the Company or any other
person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

                          (xvi)   to determine the restrictions or limitations
on the transfer of Common Stock;

                          (xvii)  to determine whether an Award is to be
adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

                          (xviii) to adopt, amend and rescind such rules and
regulations as, in its opinion, may be advisable in the administration of this Plan; and

                          (xix)   to appoint and compensate agents, counsel,
auditors or other specialists to aid it in the discharge of its duties.

                          The Administrator shall have the authority to adopt,
alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan.

                          Any determination made by the Administrator pursuant
to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

                                   ARTICLE IV

                             STOCK SUBJECT TO PLAN

                 4.1       Number of Shares. Subject to the adjustment under
Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be eight hundred thousand (800,000) shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                 4.2 Release of Shares. Subject to Section 7.3(f), if any shares of Common Stock that have been optioned cease to be subject to an Award, if any shares of Common Stock that are subject to any Award are forfeited or if any Award otherwise terminates without a payment being made to the Participant in the form of Common Stock, such shares, in the discretion of the Administrator, may again be available for distribution in connection with Awards under the Plan.

                 4.3 Restrictions on Shares. Shares of Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Administrator in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Administrator determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Award or as may otherwise be required by law. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Administrator may otherwise require. The Administrator may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

                 4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

                 4.5 Best Efforts To Register. The Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration, in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose). The Company will use its best efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Award. The Company may delay the foregoing obligation if the Administrator reasonably determines that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Participants.

                 4.6 Anti-Dilution. In the event of any Company stock dividend, stock split combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Administrator shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Administrator shall deem necessary or appropriate to reflect equitably the effects of such changes to the

Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Administrator.


                                   ARTICLE V

                                  ELIGIBILITY

                 5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are officers, directors or employees of the Company or of any Affiliate or consultants or professional advisors to the Company or any such Affiliate who shall be in a position, in the opinion of the Administrator, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Administrator may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Administrator may give consideration to the functions and responsibilities of the person's contributions to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Administrator. The Administrator may designate in writing that a person who would otherwise be eligible to participate in the Plan will not be eligible to participate in the Plan.

                                   ARTICLE VI

                                 STOCK OPTIONS

                 6.1 General. The Administrator shall have authority to grant Stock Options under the Plan at any time or from time to time. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options. A Stock Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Stock Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including without limitation, payment of the Option Price.

                 6.2 Grant and Exercise. The grant of a Stock Option shall occur as of the date the Administrator determines. Each Stock Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Administrator, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant. Only a person who is a common-law employee of the Company, (including, without limitation, an employee within the meaning of Treasury Regulation Section 31.3401(c)-1), any parent corporation of the Company or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422. The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant during any calendar year (under this Plan and any other plans of the Company) may not exceed $100,000.

                 6.3 Terms and Conditions. Stock Options shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

                          (a)        Option Period. The Option Period of each
Stock Option shall be fixed by the Administrator; provided that no Nonqualified Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. In the case of an Incentive Stock Option, the Option Period shall not exceed ten (10) years from the date of grant or five (5) years in the case of an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code). No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.


                          (b)        Option Price.  The Option Price per share
of the Common Stock purchasable under an Option shall be determined by the Administrator. If such Option is intended to qualify as an Incentive Stock Option, the Option Price per share shall be not less than the Fair Market Value per share on the date the Option is granted, or where granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), not less than one hundred ten percent (110%) of such Fair Market Value per share. The Option Price per share of any Nonqualified Stock Options shall be determined by the Administrator but shall not be less than eighty five percent (85%) of the Fair Market Value per share on the date such Stock Option is granted.


                          (c)        Exercisability.  Subject to Section 8.1,
Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part.


                          (d)        Method of Exercise.  Subject to the
provisions of this Article VI, a Participant may exercise a Stock Option, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Administrator (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Administrator, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder satisfactory to the Administrator and permitted in accordance with Section 6.3(e)); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash by a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise or (v) by any combination of the foregoing. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. No shares of Common Stock shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a stockholder of the Company only upon issuance of the shares by the Company pursuant to the provisions of Section 4.4.


                          (e)        Company Loan or Guarantee.  Upon the
exercise of any Option and subject to the pertinent Agreement and in the sole discretion of the Administrator, the Company may at the request of the
Participant:

                                     (i)   lend to the Participant, with
recourse, an amount equal to such portion of the Option Price as the Administrator may determine; or

                                     (ii)  guarantee a loan obtained by the
Participant from a third-party for the purpose of tendering the Option Price.

The terms and conditions of any loan or guarantee, including the term, interest rate, and any security interest thereunder, shall be determined by the Administrator, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Award, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.


                          (f)        Non-transferability of Options. Except as
provided herein, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the Participant's lifetime only by the Participant. The Administrator may permit a Stock Option to be transferred pursuant to a domestic relations order which would be a "qualified domestic relations order" as defined in Section 414 of the Code if such section applied to the Stock Option, but only to the extent consistent with a Stock Option's intended status as an Incentive Stock Option.


                 6.4 Termination by Reason of Death. If a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year (or such other period as the

Administrator may specify) immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

                 6.5 Termination by Reason of Disability. If a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of one (1) year (or such other period as the Administrator may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will hereafter be treated as a Nonqualified Stock Option.

                 6.6 Other Termination. Unless otherwise provided in an Agreement or determined by the Administrator, if a Participant incurs a Termination of Employment due to Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death, Disability or with Cause), any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the three-month period commencing with the date of such Termination of Employment or until the expiration of the Option Period. If the Participant incurs a Termination of Employment which is either (a) voluntary on the part of the Participant (and is not due to Retirement) or (b) with Cause, the Option shall terminate immediately. The death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the exercisability of the time permitted to exercise an Option.


                                  ARTICLE VII

                           STOCK APPRECIATION RIGHTS


                 7.1 General. The Administrator shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor in shares of the Common Stock, cash or a combination thereof as herein provided, the amount described in Section 7.3(b).

                 7.2 Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Stock Option. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right may also be granted on a stand alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Administrator determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in the Plan.

                                  7.3              Terms and Conditions.  Stock
Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

                          (a)        Period and Exercise. The term of a Stock
Appreciation Right shall be established by the Administrator. If granted in conjunction with a Stock Option, the Stock Appreciation Right shall have a term which is the same as the Option Period and shall be exercisable only at such time or times and to the extent the related Stock Options would be exercisable in accordance with the provisions of Article VI. A Stock Appreciation Right which is granted on a stand alone basis shall be for such period and shall be exercisable at such times and to the extent provided in an Agreement. Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise on a form provided by the Administrator (if available) to the Company specifying the portion of the stock Appreciation Right to be exercised.


                          (b)        Amount.  Upon the exercise of a Stock
Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or both as determined by the Administrator or as otherwise permitted in an Agreement equal in value to the excess of the Fair Market Value per share of Common Stock over the Option Price per share of Common Stock specified in the related Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. In the case of a Stock Appreciation Right granted on a stand alone basis, the Agreement shall specify the value to be used in lieu of the Option Price per share of Common Stock. The aggregate Fair Market Value per share of the Common Stock shall be determined as of the date of exercise of such Stock Appreciation Right.


                          (c)        Special Rules.  In the case of Stock
Appreciation Rights relating to Stock Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act, no Stock Appreciation right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of the six-month period.


                          (d)        Non-transferability of Stock Appreciation
Rights. Stock Appreciation rights shall be transferable only when and to the extent that a Stock Option would be transferable under the Plan unless otherwise provided in an Agreement.


                          (e)        Termination.  A Stock Appreciation Right
shall terminate at such time as a Stock Option would terminate under the Plan, unless otherwise provided in an Agreement.


                          (f)        Effect on Shares Under the Plan. Upon the
exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in

Section 4.2 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares of Common Stock covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.


                          (g)        Incentive Stock Option.  A Stock
Appreciation Right granted in tandem with an Incentive Stock Option shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the Stock Appreciation Right exceed the difference between the Fair Market Value on the date of exercise and the Option Price.


                                  ARTICLE VIII

                          CHANGE IN CONTROL PROVISIONS


                 8.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 8.2):

                          (a)        any Stock Appreciation Rights and Stock
Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable shall become fully exercisable to the full extent of the original grant of the Award thereof; or


                          (b)        with respect to Awards outstanding as of
the date of such Change in Control, to substitute or assume for such Awards a corresponding award under the plan of the acquired corporation, provided that
(a) the excess of the aggregate Fair Market Value of shares subject to the Award immediately after the substitution or assumption over the aggregate award price of such shares is not more than the similar excess subject to the Award immediately before such substitution and (b) the new award does not give the Participant additional benefits, including any extension of the exercise period, all in accordance with Section 424(a) of the Code.


                 8.2 Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

                          (a)        (i)  An acquisition by any individual,
entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the then outstanding Shares of Common Stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") or (ii) the approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 8.2 as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided such acquisition of beneficial ownership or such Corporation Transaction would result in any Person (other than the beneficial holders of Common Stock of the Company immediately prior to the Corporate Transaction) beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) following the acquisition or Corporate Transaction thirty percent 30% or more of the Outstanding Company Common Stock or thirty percent 30% or more of the Outstanding Company Voting Securities; excluding, however any acquisition by any subsidiary of the Company or by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate; or


                          (b)        A change in the composition of the Board
such that the individuals who constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 8.2(b), that any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 9.1 Amendments and Termination. The plan shall terminate on November 21, 2007, unless terminated earlier by the Board. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of a without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, the Plan or agreement.

                           The Administrator may amend the Plan at any time
provided that (a) no amendment shall impair the rights of any Participant under any Award theretofore granted without the Participant's consent, (b) no amendment shall disqualify the Plan from the exemption provided by Rule 16b-3, and (c) any amendment shall be subject to the approval or rejection of the Board.

                           The Administrator may amend the terms of any Award or
other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent, except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Administrator may also substitute new Stock Options or Stock Appreciation Rights for previously granted Stock Options or Stock Appreciation Rights, including previously granted Stock Options or Stock Appreciation Rights having higher Option Prices but no such substitution shall be made which would impair the rights of Participants under such Stock Option or Stock Appreciation Right theretofore granted without the Participant's Consent.

                           Subject to the above provisions, the Board shall have
authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

                 9.2 Unfunded Status of Plan. It is intended that the Plan be an "unfunded" plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                 9.3       General Provisions.

                          (a)        Representation. The Administrator may
require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfers.


                          (b)        No Additional Obligation.  Nothing
contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.


                          (c)        Withholding.  No later than the date as of
which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Administrator), or make arrangements satisfactory to the Company or other entity identified by the Administrator regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. Unless otherwise determined by the Administrator, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

                          (d)        Representation.  The Administrator shall
establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.


                          (e)        Controlling Law.  The Plan and all Awards
made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.


                          (f)        Offset.  Any amounts owed to the Company
or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.


                          (g)        Limited Transfer During Offering. In the
event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Common Stockreceived directly or indirectly pursuant to an Award.


                          (h)        Administrator Discretion.  The
Administrator may in its discretion include in any Agreement an obligation that the Company purchase a Participant's shares of Common Stock received upon the exercise of an Award (including the repurchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company upon such terms and conditions as the may determine and set forth in an Agreement.


                          (i)        No Company Obligation.  Neither the
Company, nor any Affiliate, shall have any duty or obligation to affirmatively disclose to a Participant or to any other record or beneficial holder of Common Stock or an of Option, and such Participant or other holder shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Award or the Company's purchase of Common Stock or an Award from such holder in accordance with the terms hereof. Except as expressly provided herein, the Company shall have no duty or obligation to register the shares of Common Stock.


                          (j)        Transfer of Shares.  A Participant may at
any time make a transfer of shares of Common Stock received pursuant to the exercise of an Award to his parents, spouse or descendants or to any trust for the benefit of the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant's descendants. Any transfer of shares received pursuant to the exercise of an Award shall not be permitted or valid





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

unless and until the transferee agrees to be bound by the provisions of the Plan, and any provision respecting Common Stock under the Agreement, provided however, that "Termination of Employment" shall continue to refer to the Termination of Employment of the Participant.


                 9.4 Mitigation of Excise Tax. If any payment or right accruing to a Participant under this Plan (without the application of this Section 9.4), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination by the Administrator shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 9.4 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

                 9.5 Limited Deduction for Compensation for Covered Employees. If any payment or right accruing to a Participant under this Plan (without the application of this Section 9.5) either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Compensation Payment") would result in the denial of a deduction under Section 162(m) of the Code, such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being non-deductible as a result of Section 162(m) of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination by the Administrator shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose.

                 9.6 Rights with Respect to Continuation of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

                 9.7 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or of an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or by an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

                 9.8 Procedure for Adoption. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution.

                 9.9 Procedure for Withdrawal. Any Affiliate which has adopted the Plan may, by resolution of the board of directors of such direct or indirect subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan.

                 9.10 Delay. If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under
Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, or the period for exercise of a Stock Appreciation Right as provided in the Agreement, whichever is shorter. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Administrator shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Administrator shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Administrator shall determine that Rule 16b-3 does not apply to the Plan.

                 9.11 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

                 9.12 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

                 9.13 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

                 9.14 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.






















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